Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Operating Performance for August 2017

ATLANTA, Sept. 5, 2017 – Delta Air Lines (NYSE: DAL) today reported operating performance for August 2017. The company carried 17.6 million passengers across our broad global network in the month.

Monthly highlights include:

•	Breaking ground on the $4 billion, 37-gate facility at New York’s LaGuardia Airport to transform this vital hub into a completely rebuilt and unified 21st-century airport;
•	Announcing new nonstop service between New York-JFK and Lagos as well as between Orlando and Amsterdam, both to begin in March 2018; and
•	Declaring Delta’s 17th consecutive quarterly dividend, which was increased to $0.305 per share. This represents the fourth consecutive annual 50% increase since the dividend was initiated in 2013.

In addition, the company is providing an update to its September quarter financial outlook:

•	Delta now expects passenger unit revenue growth to be 2% - 3%, as the recovery in domestic close-in yields has been slower than anticipated.
•	Delta’s all-in fuel price[1] for the quarter is now expected to be in the range of $1.68 - $1.73, driven by the increase in market prices that began in late July.
•	Delta expects the normalized cost per available seat mile[1] excluding fuel to be up approximately 2%.
•	Delta expects a September quarter operating margin[1] of 16.5% - 17.5% compared to its previous guidance of 18%-20%. Higher fuel prices and close-in yield softness combined resulted in close to 2 points of margin pressure for the quarter.

September Quarter Outlook
Passenger unit revenue change year over year	2% - 3%
Fuel price	$1.68 - $1.73
CASM – ex fuel, including profit sharing, change year over year
As reported	Up ~ 4%
Normalized	Up ~ 2%
Operating Margin	16.5% - 17.5%

The company’s operating performance is detailed in the table below.

Delta Air Lines serves more than 180 million customers each year. In 2017, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the sixth time in seven years. Additionally, Delta has ranked No. 1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 315 destinations in 54 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Mexico City, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle, Seoul, and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)			Year to Date Traffic Results (a)

	Aug 2017	Aug 2016	Change	Aug 2017	Aug 2016	Change

RPMs (000):
Domestic	12,962,331	11,832,942	9.5%	91,336,139	88,115,323	3.7%
Delta Mainline	11,081,040	10,016,609	10.6%	77,499,380	74,231,791	4.4%
Regional	1,881,291	1,816,333	3.6%	13,836,760	13,883,532	(0.3%)
International	8,656,730	8,389,630	3.2%	57,542,019	57,399,771	0.2%
Latin America	1,728,469	1,669,420	3.5%	14,831,873	14,148,084	4.8%
Delta Mainline	1,697,926	1,626,268	4.4%	14,543,543	13,758,497	5.7%
Regional	30,543	43,152	(29.2%)	288,330	389,587	(26.0%)
Atlantic	4,860,183	4,496,402	8.1%	28,691,937	27,464,171	4.5%
Pacific	2,068,078	2,223,808	(7.0%)	14,018,209	15,787,516	(11.2%)
Total System	21,619,061	20,222,572	6.9%	148,878,158	145,515,094	2.3%

ASMs (000):
Domestic	14,887,972	14,183,367	5.0%	106,322,115	103,869,910	2.4%
Delta Mainline	12,576,733	11,895,271	5.7%	89,067,316	86,470,139	3.0%
Regional	2,311,238	2,288,096	1.0%	17,254,798	17,399,771	(0.8%)
International	9,702,867	9,767,478	(0.7%)	67,018,157	68,486,125	(2.1%)
Latin America	1,938,668	1,928,461	0.5%	16,960,627	16,690,244	1.6%
Delta Mainline	1,902,407	1,876,204	1.4%	16,592,786	16,208,201	2.4%
Regional	36,261	52,257	(30.6%)	367,842	482,043	(23.7%)
Atlantic	5,492,506	5,427,191	1.2%	33,876,479	33,932,119	(0.2%)
Pacific	2,271,694	2,411,826	(5.8%)	16,181,051	17,863,762	(9.4%)
Total System	24,590,839	23,950,845	2.7%	173,340,272	172,356,035	0.6%

Load Factor:
Domestic	87.1%	83.4%	3.7 Pts	85.9%	84.8%	1.1 Pts
Delta Mainline	88.1%	84.2%	3.9 Pts	87.0%	85.8%	1.2 Pts
Regional	81.4%	79.4%	2.0 Pts	80.2%	79.8%	0.4 Pts
International	89.2%	85.9%	3.3 Pts	85.9%	83.8%	2.1 Pts
Latin America	89.2%	86.6%	2.6 Pts	87.4%	84.8%	2.6 Pts
Delta Mainline	89.3%	86.7%	2.6 Pts	87.6%	84.9%	2.7 Pts
Regional	84.2%	82.6%	1.6 Pts	78.4%	80.8%	(2.4) Pts
Atlantic	88.5%	82.8%	5.7 Pts	84.7%	80.9%	3.8 Pts
Pacific	91.0%	92.2%	(1.2) Pts	86.6%	88.4%	(1.8) Pts
Total System	87.9%	84.4%	3.5 Pts	85.9%	84.4%	1.5 Pts

Mainline Completion Factor	99.8%	98.0%	1.8 Pts

Mainline On-time Performance	87.4%	79.9%	7.5 Pts
(preliminary DOT A14)

Passengers Boarded	17,622,941	16,338,210	7.9%	126,293,950	123,724,958	2.1%

Cargo Ton Miles (000):	194,775	163,123	19.4%	1,422,169	1,302,152	9.2%

a Results include flights operated under contract carrier arrangements

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Non-GAAP Financial Measures

(1)	Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Forward Looking Projections. Delta does not reconcile forward looking non-GAAP financial measures due to the impact of special items, including MTM adjustments and settlements, which will not be known until the end of the period.

Forward-Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the effects of terrorist attacks or geopolitical conflict; the cost of aircraft fuel; the impact of fuel hedging activity including rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the availability of aircraft fuel; the performance of our significant investments in airlines in other parts of the world; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements could have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub, gateway or key airports; breaches or security lapses in our information technology systems; disruptions in our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; uncertainty in economic conditions and regulatory environment in the United Kingdom related to the likely exit of the United Kingdom from the European Union; and the effects of the rapid spread of contagious illnesses.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Sept. 5, 2017, and which we have no current intention to update.

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